Exhibit 99.2

CONTACT: Viisage

Chad Crouch, 703-414-5474

ccrouch@viisage.com

Viisage Stockholders Approve $100 Million Common Stock Purchase by L-1 Investment Partners; Reverse Stock Split of 1 for 2.5 Initiated; Robert V. LaPenta to Join Viisage as Chairman of the Board

BILLERICA, Mass.—(BUSINESS WIRE)—Dec. 16, 2005—At a special shareholder meeting held today, Viisage (NASDAQ: VISG) stockholders approved the issuance to L-1 Investment Partners, LLC of $100 million in Viisage common stock at a price of $5.25 per share (approximately 19 million newly-issued shares), plus warrants to purchase 4 million shares of common stock.

In addition, Viisage stockholders approved a one for two and a half reverse stock split, effective December 19, 2005. After giving effect to the completion of the L-1 and Integrated Biometric Technology (IBT) transactions, Viisage will have approximately 28.8 million fully diluted shares after the reverse split.

Robert V. LaPenta will become Chairman of the Board with the appointment of an independent Director. Mr. LaPenta will replace current Chairman of the Board Denis Berube at that time.

“My vision is for the company to become the industry’s de facto platform for identity solutions by offering the best software technologies and services to our customers, and delivering the type of operational performance that yields strong returns to our shareholders,” said Bob LaPenta, Founder and CEO of L-1 Investment Partners.

The terms of the L-1 investment also include warrants to purchase 4,000,000 (1,600,000 post split) shares of common stock at an exercise price of $5.50 ($13.75 post split) per share, which will vest pursuant to Viisage achieving a defined acquisition program and certain revenue milestones. 1,536,000 of these warrants will vest as a result of the IBT acquisition. The warrants have a term of three years.

“With the commitment of L-1 and Bob LaPenta to making our shared vision a reality, Viisage is in an excellent position to become the premier company for securing and protecting the entire lifecycle of personal identity,” said Bernard Bailey, president and CEO of Viisage. “Furthermore, with Bob and two additional independent members joining our Board, we will have an even deeper and stronger bench of industry talent to help facilitate our success.”

L-1 is a private investment management firm founded by Bob LaPenta in June 2005. The company acquires, or makes significant investments in, well-positioned public and private companies to build them into industry leaders through collaborative development and aggressive growth strategies. Mr. LaPenta has more than 30 years of executive management experience, completing more than 60 acquisitions and creating billions of dollars of shareholder wealth.

About Viisage

Viisage (NASDAQ: VISG) delivers advanced technology identity solutions for governments, law enforcement agencies and businesses concerned with enhancing security, reducing identity theft, and protecting personal privacy. Viisage solutions include secure credentials such as passports and drivers’

licenses, biometric technologies for uniquely linking individuals to those credentials, and credential authentication technologies to ensure the documents are valid before individuals are allowed to cross borders, gain access to finances, or granted other privileges. With over 3,000 installations worldwide, Viisage’s identity solutions stand out as a result of the Company’s industry-leading technology and unique understanding of customer needs. Viisage’s product suite includes FaceTOOLS(R) SDK, Viisage PROOF(TM), FaceEXPLORER(R), iA-thenticate(R), BorderGuard(R), FacePASS(TM) and FaceFINDER(R).

This news release contains forward-looking statements that involve risks and uncertainties. Forward-looking statements in this document and those made from time to time by Viisage through its senior management are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect the Company’s current views with respect to the future events or financial performance discussed in this release, based on management’s beliefs and assumptions and information currently available. When used, the words “believe”, “anticipate”, “estimate”, “project”, “should”, “expect”, “plan”, “assume” and similar expressions that do not relate solely to historical matters identify forward-looking statements. Forward-looking statements concerning future plans or results are necessarily only estimates and actual results could differ materially from expectations. Certain factors that could cause or contribute to such differences include, among other things, in particular, the possible inability of the Company to achieve the anticipated benefits of the L-1 investment, the size and timing of contract awards, performance on contracts, performance of acquired companies, availability and cost of key components, unanticipated results from audits of the financial results of the Company and acquired companies, changing interpretations of generally accepted accounting principles, outcomes of government reviews, developments with respect to litigation to which we are a party, potential fluctuations in quarterly results, dependence on large contracts and a limited number of customers, lengthy sales and implementation cycles, market acceptance of new or enhanced products and services, proprietary technology and changing competitive conditions, system performance, management of growth, dependence on key personnel, ability to obtain project financing, general economic and political conditions and other factors affecting spending by customers, the unpredictable nature of working with government agencies and other risks, uncertainties and factors including those described from time to time in Viisage’s filings with the Securities and Exchange Commission, including without limitation, Viisage’s Form 10-K for the year ended December 31, 2004 and its quarterly reports on Form 10-Q. Viisage expressly disclaims any obligation to update any forward-looking statements.